EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117750, 333-103834, 333-103565, 333-101465, 333-75224, 333-53106, 333-89515) of Artisan Components, Inc. of our report dated November 11, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 11, 2004